UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 01, 2026

Liquidity Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-51813	52-2209244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6931 Arlington Road Suite 460
Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 202 4676868

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LQDT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2026, Liquidity Services, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with (i) Auction Holdings, Inc., a Delaware corporation (“Auction Holdings”), (ii) the Investors (as defined in the Merger Agreement), solely for purposes of the provisions specified in the Merger Agreement, (iii) Liquidity Services Alpha Ventures, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and (iv) Shareholder Representative Services LLC (solely in its capacity as the representative, agent and attorney-in-fact of the Company Securityholders (as defined in the Merger Agreement)), pursuant to which Merger Sub was merged with and into Auction Holdings, with Auction Holdings surviving as a wholly-owned subsidiary of the Company (the “Transaction”). Auction Holdings operates Invaluable, AuctionZip, and RFC Auction Systems, leading online marketplace and technology platforms serving auction houses, collectors and buyers in the fine art, antiques, jewelry, decorative arts, and estate markets.

The Company acquired Auction Holdings through the Transaction for a base purchase price of $80 million in cash, funded with cash on hand and subject to customary adjustments for cash, indebtedness, working capital and transaction expenses, including post-closing adjustments. Of the cash consideration otherwise payable to former stockholders at closing, an aggregate of $9.4 million was deposited into escrow accounts to support specified indemnification obligations and downward purchase-price adjustments. Subject to reserves for unresolved claims and the terms of the Merger Agreement, portions of the remaining escrow balances are scheduled for release following the 12-month and three-year anniversaries of closing.

The Merger Agreement contains customary representations, warranties and covenants of the parties. In connection with the closing, certain key employees entered into separate restrictive covenant agreements providing for noncompetition and non-solicitation restrictions for periods of 12 or 24 months, as applicable, and the Investors entered into separate non-solicitation agreements. The Merger Agreement also provides for indemnification by the Company and specified former stockholders of Auction Holdings for breaches of representations, warranties and applicable covenants and certain other specified matters, subject to negotiated limitations.

The foregoing description of the Transaction and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. On October 1, 2026, the Company completed the Transaction, resulting in the acquisition of Auction Holdings.

Item 7.01 Regulation FD Disclosure.

On October 1, 2026, the Company issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1 Agreement and Plan of Merger, dated October 1, 2026, by and among(i) the Company, (ii) Auction Holdings, (iii) the Investors, (iv) Merger Sub, and (v) Shareholder Representative Services LLC (solely in its capacity as the representative, agent and attorney-in-fact of the Company Securityholders).

99.1 Press Release, dated October 1, 2026.

104 Cover Page Interactive Data File, embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUIDITY SERVICES, INC.
(Registrant)

Date: October 1, 2026	By:	/s/ Mark A. Shaffer
	Name:	Mark A. Shaffer
	Title:	Chief Legal Officer and Corporate Secretary